Exhibit 99.1

NEWS

For Release       Immediate

Contacts          (News Media) Jim Rosensteele, SVP, Corporate Communications
                  317.817.4418
                  (Investors) Tammy Hill, SVP, Investor Relations
                  317.817.2893

                      Conseco Reports Third Quarter Results

Carmel, Ind., November 8, 2004 -- Conseco, Inc. (NYSE: CNO) today reported net income applicable to common stock of $57.9 million, or 36 cents per diluted common share, for the quarter ended September 30, 2004. Results for the quarter included net after-tax realized investment losses of $0.1 million, or nil per share.

William Kirsch, Chief Executive Officer, said, "Solid progress is being achieved at Conseco, reflecting the positive momentum we are building. The business plan we are executing is designed to achieve ratings improvement, build shareholder value and position Conseco for continued profitable growth over the long term.

"Importantly for this quarter, we delivered earnings that met our expectations, while continuing to improve our operations and further advance our risk management controls. I am especially pleased with the dedication I have seen in Conseco's managers and employees, who are working harder than ever to build the long-term value of our core businesses.

"This quarter's earnings further strengthen our solid capital position, bringing overall debt-to-total capital (excluding accumulated other comprehensive income) below 19% at September 30, 2004, and our book value per share (excluding accumulated other comprehensive income) increased to $18.25. Another positive development during the quarter was the receipt of a favorable ruling from the IRS on our $6.7 billion tax loss from a predecessor business, a ruling that supported our tax position.

"Conseco's mission is to be a premier provider of insurance products to America's working families and seniors. Our team is working with purposeful urgency to transform weaknesses into strengths and to earn `excellent' insurance company ratings. While there is much work yet to do, we are delivering measurable results on all five of our key business priorities."

     o Sales. At Bankers Life, we continue to invest in captive distribution. We have expanded into new geographic markets, adding 23 sales offices so far this year, bringing the total number of Bankers branches to
          157. We have also invested in our existing branches by replacing 40 under-performing branch managers, and by recruiting a steady stream of new sales agents. At Conseco Insurance Group ("CIG"), we are building for long-term growth following our double-notch rating upgrade from A.M. Best in June. We are also updating our product portfolio and giving top-priority to rebuilding our independent agent distribution network.

     o Systems simplification. We are currently on track to eliminate seven redundant systems by yearend and seven more in 2005. Besides contributing to cost savings, creating a more efficient back office will make it easier for our people to better serve our agents and policyholders.

     o Operational improvements. Conseco Insurance Group is taking a fresh look at its business processes in order to create a more customer-driven, service-oriented organization. CIG has realigned its operations workforce into six functional areas - claims, IT, policyholder services, performance management, operations planning, and agent care - each focused on improving service levels and positioning the organization for growth. CIG and Bankers have also strengthened their operations teams by recruiting new talented and experienced executives into pivotal positions.

                                     -more-

                                                                    Conseco (2)
                                                               November 8, 2004

     o Expense reductions. Despite the substantial investments we have been required to make this year in Sarbanes-Oxley compliance, systems simplification and other business initiatives, we believe we are on track to achieve or exceed our 2004 and 2005 expense goals.

     o Sarbanes-Oxley compliance. Our SOX project team includes 60 dedicated specialists working assiduously to implement our SOX 404 objectives by yearend.

Mr. Kirsch continued: "Based on our progress, we are confirming our most recent earnings guidance for 2004, which anticipates that net income applicable to common stock for the fourth quarter will be in the range of $63 million to $68 million. We are currently in the process of preparing our operating plan for next year, and we will provide our 2005 guidance range when we report earnings for the full year 2004. Based on our planning work to date, at present we know of no reason why the consensus estimate for 2005 of $1.71 per share will not fall within our guidance range." The company's earnings guidance is based on numerous assumptions and factors. If they prove incorrect, actual earnings could differ materially from estimates (see note on forward-looking statements below). The company's guidance excludes any impact from realized investment gains or losses.

"Our number one priority for the remainder of 2004 and 2005," Kirsch said, "will be to make the investments necessary to earn an 'A' category rating from A.M. Best as soon as is prudently possible. To that end, 2005 will be a year dedicated to achieving operating excellence as the basis for driving consistent performance over time. Accordingly, we will continue to focus on the five business drivers we believe are key to creating the strongest platform for growth, profitability and shareholder value over the long term."

Quarterly results by segment were as follows ($ in millions) (1):

                                                                     Successor                       Predecessor
                                                   --------------------------------------------     -------------
                                                   Three Months    Three Months     One Month        Two Months
                                                       Ended           Ended          Ended             Ended
                                                  Sept. 30, 2004   June 30, 2004 Sept. 30, 2003     Aug. 31, 2003
                                                  --------------   ------------- --------------     -------------
Earnings before taxes:
  Bankers Life                                         $55.8           $ 53.7        $22.1           $    41.6
  Conseco Insurance Group                               67.6             68.6         17.1               266.9
  Other Business in Run-off                             16.5             15.6          2.8              (100.4)
  Corporate Operations                                 (34.8)           (27.5)        (8.2)            2,084.3
  Realized gains (losses), net of related
     amortization, and venture capital income (loss)    (0.2)            (3.6)         4.0               (33.4)
                                                      ------           ------        -----             -------
     Earnings before taxes                             104.9            106.8         37.8             2,259.0
Tax expense                                             37.6             38.5         13.6                17.7
                                                      ------           ------         ----             -------
     Net income                                         67.3             68.3         24.2             2,241.3
Preferred stock dividends:
   10.50% Class A convertible exchangeable preferred
     stock (retired June 11, 2004)                         -             18.4          5.3                  -
   5.50% Class B mandatorily convertible preferred
     stock (issued May 12, 2004)                         9.4              5.3            -                  -
                                                      ------           ------        -----            --------
     Net income applicable to common stock            $ 57.9           $ 44.6        $18.9            $2,241.3
                                                      ======           ======        =====            ========

-----------------

(1) The company emerged from Chapter 11 bankruptcy on September 10, 2003. Results for periods following the emergence from Chapter 11 reflect fresh-start accounting adjustments as required by generally accepted accounting principles ("GAAP"). Accordingly, financial results for periods following the company's emergence from bankruptcy are not comparable to results prior to emergence. Activity of the company for periods after September 1, 2003 is included in the post-bankruptcy or "successor company" financial statements. Activity of the company for periods prior to September 1, 2003 is included in the pre-bankruptcy or "predecessor company" financial statements.

                                    - more -

                                                                    Conseco (3)
                                                               November 8, 2004

Pre-tax earnings in our Bankers Life segment were in line with our overall expectations and included approximately $3 million of net investment income related to prepayment income on commercial mortgages and favorable income on non-traditional invested assets.

Pre-tax earnings in our Conseco Insurance Group segment totaled $67.6 million in the third quarter and included approximately $4 million of net investment income related to prepayment income on commercial mortgages and favorable income on non-traditional investments. CIG's earnings were negatively impacted by changes in lapse assumptions related to the specified disease block of business, totaling approximately $4 million before tax. These changes reflect better persistency in this block of business and resulted in an increase to reserves of approximately $6 million, partially offset by reduced amortization expense of $2 million. This change in estimate had the effect of increasing the reported loss ratio on specified disease business to 76.98% for the quarter. The loss ratio on this business for the last 12 months was approximately 68%, which was generally in line with our expectations.

Pre-tax earnings in our Other Business in Run-off segment were generally in line with our expectations.

Corporate Operations include "40|86 Advisors," our investment advisory subsidiary, and the expenses of our corporate operations. Included in the third quarter results of Corporate Operations were $13.5 million of severance and other transition costs related to the management change announced in August. Corporate Operations also included $11 million of interest expense on our bank debt for the third quarter.

New sales
Third quarter new annualized premium sales of supplemental health and life products at Bankers Life totaled $45 million, essentially flat compared to 3Q03. Sales of supplemental health and life products at Conseco Insurance Group totaled $13 million, down 35% from 3Q03, driven primarily by a $6 million decrease in Medicare supplement sales through independent agents. First-year annuity deposits for the quarter were $254 million at Bankers Life, up 20% compared to 3Q03. At Conseco Insurance Group, first-year annuity deposits for the quarter were $11 million, up 120% compared to 3Q03.

                                     -more-

                                                                    Conseco (4)
                                                               November 8, 2004

Supplemental health product loss ratios
Loss ratios on major supplemental health lines of business in each of our segments were as follows:

                                                                  Successor                              Predecessor
                                               ------------------------------------------------       ----------------
                                               Three Months      Three Months       One Month            Two Months
                                                   Ended             Ended            Ended                 Ended
                                              Sept. 30, 2004     June 30, 2004   Sept. 30, 2003         Aug. 31, 2003
                                              --------------     -------------   --------------         -------------
Bankers Life segment:
Medicare Supplement:
  Earned premium                               $160 million      $161 million      $53 million           $106 million
  Loss ratio                                         70.19%            69.04%           66.50%                 59.83%

Long-Term Care:
  Earned premium                               $135 million      $133 million      $42 million            $85 million
  Loss ratio                                         89.10%            89.12%           87.81%                 96.60%
  Interest-adjusted loss ratio(a)                    62.01%            62.39%           62.37%                 79.27%

Conseco Insurance Group segment:
Medicare Supplement:
  Earned premium                                $87 million       $94 million      $32 million            $63 million
  Loss ratio                                         63.41%            62.87%           68.24%                 61.73%

Specified Disease:
  Earned premium                                $91 million       $92 million      $30 million            $60 million
  Loss ratio                                         76.98%            64.35%           60.68%                 82.48%

Other Business in Run-off segment:
  Earned premium                                $98 million      $101 million      $42 million            $83 million
  Loss ratio                                         97.93%            95.19%          103.24%                217.91%
  Interest-adjusted loss ratio(a)                    56.45%            55.73%           74.39%                188.54%

----------------------

(a) Calculated as the product's: (i) insurance policy benefits less interest income on the accumulated assets which back the insurance liabilities; divided by (ii) earned premium.

Collected premiums
Collected premiums in each of our operating segments by product line were as follows ($ in millions):

                                                                  Successor                              Predecessor
                                               ------------------------------------------------      -------------------
                                               Three Months      Three Months       One Month            Two Months
                                                   Ended             Ended            Ended                 Ended
                                              Sept. 30, 2004     June 30, 2004   Sept. 30, 2003         Aug. 31, 2003
                                              --------------     -------------   --------------      -------------------
Bankers Life segment:
  Annuity products                                 $254.2            $230.4           $ 63.5                $149.4
  Supplemental health products                      294.3             293.2             96.6                 191.6
  Life products                                      46.4              41.1             12.0                  30.3
                                                   ------            ------           ------                ------
  Total collected premiums                         $594.9            $564.7           $172.1                $371.3
                                                    =====             =====            =====                 =====

Conseco Insurance Group segment:
  Annuity products                                 $ 16.1           $  15.9           $  5.2                $ 11.5
  Supplemental health products                      180.3             181.8             65.0                 128.3
  Life products                                      93.7              90.2             34.5                  73.8
                                                   ------            ------           ------                ------
  Total collected premiums                         $290.1            $287.9           $104.7                $213.6
                                                    =====             =====            =====                 =====

Other Business in Run-off segment:
  Long-term care products                           $92.7             $92.1            $30.1                 $70.6
  Major medical products                              3.6               5.3             17.9                  31.8

                                    - more -

                                                                    Conseco (5)
                                                               November 8, 2004


About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements contain forward-looking statements, within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) the potential adverse impact of our predecessor's Chapter 11 petition on our business operations, and relationships with our customers, employees, regulators, distributors and agents; (ii) our ability to operate our business under the restrictions imposed by our senior bank credit facility or future credit facilities; (iii) our ability to improve the financial strength ratings of our insurance company subsidiaries and the impact of prior rating downgrades on our business; (iv) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (v) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the market value of our investments, and the lapse rate and profitability of policies; (vi) our ability to achieve anticipated expense reductions and levels of operational efficiencies; (vii) customer response to new products, distribution channels and marketing initiatives; (viii) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (ix) performance of our investments; (x) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; (xi) our ability to satisfy the requirements of Section 404 of the Sarbanes Oxley Act in a timely manner; (xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, including the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xiii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; and (xiv) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.















                                - Tables Follow -

                                                                    Conseco (6)
                                                               November 8, 2004

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                                                                                        Successor
                                                                                           ----------------------------------
                                                                                            September 30,        December 31,
                                                                                                2004               2003
                                                                                                ----               ----
                                                                                             (unaudited)
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       September 30, 2004 - $20,745.9; December 31, 2003 - $19,470.7).....................    $21,306.3         $19,840.1
     Equity securities at fair value (cost: September 30, 2004 - $62.5;
       December 31, 2003 - $71.8).........................................................         67.6              74.5
     Mortgage loans.......................................................................      1,089.4           1,139.5
     Policy loans.........................................................................        465.9             503.4
     Trading securities...................................................................        908.9             915.1
     Other invested assets ...............................................................        133.2             324.1
                                                                                              ---------         ---------

       Total investments..................................................................     23,971.3          22,796.7

Cash and cash equivalents:
     Unrestricted.........................................................................      1,078.0           1,228.7
     Restricted...........................................................................         18.9              31.9
Accrued investment income.................................................................        318.1             315.5
Value of policies in force at the Effective Date..........................................      2,706.9           2,949.5
Cost of policies produced.................................................................        327.7             101.8
Reinsurance receivables...................................................................      1,019.2             983.9
Income tax assets.........................................................................         12.2              24.6
Goodwill..................................................................................        785.3             952.2
Other intangible assets...................................................................        149.4             155.2
Assets held in separate accounts..........................................................         31.9              37.7
Other assets..............................................................................        558.9             395.8
                                                                                              ---------         ---------

       Total assets.......................................................................    $30,977.8         $29,973.5
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance and asset accumulation products:
       Interest-sensitive products..........................................................  $12,432.5         $12,480.4
       Traditional products.................................................................   11,641.1          11,485.2
       Claims payable and other policyholder funds..........................................      922.3             892.3
       Liabilities related to separate accounts.............................................       31.9              37.7
     Other liabilities......................................................................      847.8             573.0
     Investment borrowings..................................................................      584.8             387.3
     Notes payable - direct corporate obligations...........................................      788.6           1,300.0
                                                                                              ---------         ---------

         Total liabilities..................................................................   27,249.0          27,155.9
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Preferred stock........................................................................      667.8             887.5
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: September 30, 2004 - 151,123,275; December 31, 2003 -
       100,115,772).........................................................................        1.5               1.0
     Additional paid-in-capital.............................................................    2,535.8           1,641.9
     Accumulated other comprehensive income.................................................      302.8             218.7
     Retained earnings......................................................................      220.9              68.5
                                                                                              ---------         ---------

         Total shareholders' equity.........................................................    3,728.8           2,817.6
                                                                                              ---------         ---------

       Total liabilities and shareholders' equity...........................................  $30,977.8         $29,973.5
                                                                                              =========         =========


                                    - more -

                                                                   Conseco (7)
                                                              November 8, 2004

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                                  Successor                   Predecessor
                                                                     ------------------------------------    --------------
                                                                       Three months         One month         Two months
                                                                           ended               ended             ended
                                                                       September 30,       September  30,      August 31,
                                                                           2004                2003               2003
                                                                           ----                ----               ----
Revenues:
   Insurance policy income..............................................  $   737.8             $256.2          $   516.8
   Net investment income:
       General account assets...........................................      329.7              106.0              232.5
       Policyholder and reinsurer accounts..............................       (9.8)              (2.1)              11.7
       Venture capital income (loss) related to investment in
          AT&T Wireless Services, Inc...................................        -                 (2.7)               2.0
   Net realized investment gains (losses)...............................        6.0                6.7              (35.9)
   Fee revenue and other income.........................................        5.2                2.2                9.0
                                                                           ---------            ------          ---------

       Total revenues...................................................    1,068.9              366.3              736.1
                                                                           --------             ------          ---------

Benefits and expenses:
     Insurance policy benefits..........................................      688.4              243.3              390.9
     Provision for losses...............................................        -                  -                 24.5
     Interest expense (contractual interest of $73.7 for the two
       months ended August 31, 2003)....................................       12.9                7.0               55.4
     Amortization.......................................................       91.9               26.9               61.3
     Other operating costs and expenses.................................      170.8               51.3              108.0
     Reorganization items...............................................        -                  -             (2,163.0)
                                                                           --------             ------          ---------

       Total benefits and expenses......................................      964.0              328.5           (1,522.9)
                                                                           --------             ------          ---------

       Income before income taxes.......................................      104.9               37.8            2,259.0

Income tax expense on period income.....................................       37.6               13.6               17.7
                                                                           --------             ------          ---------

       Net income.......................................................       67.3               24.2            2,241.3

Preferred stock dividends...............................................        9.4                5.3                -
                                                                           --------             ------          ---------

       Net income applicable to common stock............................   $   57.9             $ 18.9          $ 2,241.3
                                                                           ========             ======          =========

Earnings per common share:
     Basic:
       Weighted average shares outstanding..............................150,885,000       100,098,000
                                                                        ===========       ===========

       Net income.......................................................       $.38              $.19
                                                                               ====              ====

     Diluted:
       Weighted average shares outstanding..............................189,195,000       144,671,000
                                                                        ===========       ===========

       Net income.......................................................       $.36              $.17
                                                                               ====              ====


                                    - more -

                                                                     Conseco (8)
                                                               November 8, 2004


                         CONSECO, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF OPERATIONS, continued
                  (Dollars in millions, except per share data)
                                   (unaudited)


                                                                                 Successor                    Predecessor
                                                                    ------------------------------------    --------------
                                                                        Nine months        One month         Eight months
                                                                           ended              ended              ended
                                                                       September 30,      September  30,       August 31,
                                                                           2004                2003               2003
                                                                           ----                ----               ----
Revenues:
   Insurance policy income.............................................    $2,223.2             $256.2           $ 2,204.3
   Net investment income:
       General account assets..........................................       960.1              106.0               928.4
       Policyholder and reinsurer accounts.............................        (8.9)              (2.1)               30.1
       Venture capital income (loss) related to investment
         in AT&T Wireless Services, Inc................................         -                 (2.7)               10.5
   Net realized investment gains (losses)..............................        27.5                6.7                (5.4)
   Fee revenue and other income........................................        17.1                2.2                35.5
                                                                           --------             ------           ---------

       Total revenues..................................................     3,219.0              366.3             3,203.4
                                                                           --------             ------           ---------

Benefits and expenses:
     Insurance policy benefits.........................................     2,074.6              243.3             2,136.4
     Provision for losses..............................................         -                  -                  55.6
     Interest expense (contractual interest of $268.5 for the
       eight months ended August 31, 2003).............................        65.1                7.0               202.5
     Amortization......................................................       272.4               26.9               343.7
     Gain on extinguishment of debt....................................        (2.8)               -                   -
     Other operating costs and expenses................................       485.6               51.3               423.5
     Reorganization items..............................................         -                  -              (2,130.5)
                                                                           --------             ------           ---------

       Total benefits and expenses.....................................     2,894.9              328.5             1,031.2
                                                                           --------             ------           ---------

       Income before income taxes and discontinued operations..........       324.1               37.8             2,172.2

Income tax expense (benefit) on period income..........................       115.7               13.6               (13.5)
                                                                           --------             ------           ---------

       Income before discontinued operations...........................       208.4               24.2             2,185.7

Discontinued operations, net of income taxes...........................         -                  -                  16.0
                                                                           --------             ------           ---------

       Net income......................................................       208.4               24.2             2,201.7

Preferred stock dividends..............................................        56.0                5.3                 -
                                                                           --------             ------           ---------

       Net income applicable to common stock...........................    $  152.4             $ 18.9           $ 2,201.7
                                                                           ========             ======           =========

Earnings per common share:
     Basic:
       Weighted average shares outstanding............................. 126,016,000       100,098,000
                                                                        ===========       ===========

       Net income......................................................       $1.21              $.19
                                                                              =====              ====

     Diluted:
       Weighted average shares outstanding............................. 145,592,000       144,671,000
                                                                        ===========       ===========

       Net income......................................................       $1.15              $.17
                                                                              =====              ====


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